As filed with the Securities and Exchange Commission on December 13, 2000
                                                      Registration No. 333-44086

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                         ------------------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------------
                                 EUROTECH, LTD.
             (Exact name of registrant as specified in its charter)
                          -----------------------------

   District of Columbia                                         33-066435
(State or jurisdiction of                                    (I.R.S. Employer
incorporation or organization)                               Identification No.)

                 10306 Eaton Place, Suite 200, Fairfax, VA 22030
                                 (202) 466-5448
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         -------------------------------

         Don V. Hahnfeldt                        Copies of communications to:
President and Chief Executive Officer                Max A. Stolper, Esq.
    10306 Eaton Place, Suite 200             Leonard Hurt Frost Lilly & Levin PC
         Fairfax, VA 22030                     1701 K Street, N.W., Suite 300
          (202) 466-5448                          Washington, DC 20006-1522
(Name, address, including zip code, and                (202) 223-2500
telephone number, including area code,
     of agent for service)
                         ------------------------------
Approximate dates of proposed sales to the public: From time to time after this Registration Statement becomes effective.
                         -------------------------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuing basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


See continuation page for Calculation of Registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

              [continuation page to registration statement 333-41302 cover page]


                         CALCULATION OF REGISTRATION FEE
------------------------- -------------------- ----------------------- ---------------------- ---------------------
Title of each class                                Proposed maximum       Proposed maximum
of securities to          Amount to be             offering price           aggregate               Amount of
be registered             registered(1)               per unit            offering price          registration fee
------------------------- -------------------- ----------------------- ---------------------- ---------------------
Common Stock,
 .00025 par value               10,322,600             $4.0155(2)          $41,450,400.30           $10,942.91
------------------------- -------------------- ----------------------- ---------------------- ---------------------
Common Stock
 .00025 par value                5,673,318             $1.875(3)            10,637,471.25             2,808.29
------------------------- -------------------- ----------------------- ---------------------- ---------------------
                   Total                                                                           $13,654.84
------------------------- -------------------- ---------------------------------------------- ---------------------
                                               Less: Previously paid                                10,864.55
------------------------- -------------------- ---------------------------------------------- ---------------------
                                               Paid with this filing                                $2,808.29
------------------------- -------------------- ---------------------------------------------- ---------------------

1 In accordance with Rule 416(a), this Registration Statement also covers a presently indeterminable number of additional shares that may become issuable as a result of the operation of the anti-dilution provisions of the warrants upon the exercise of which some of the registered shares are issuable.

2 Calculated in accordance with Rule 457(c), based on the average of the bid and asked prices reported on the Electronic Bulletin Board at the close of business on August 14, 2000.

3 Calculated in accordance with Rule 457(c), based on the average of the bid and asked prices reported on the American Stock Exchange at the close of business on December 8, 2000.


                                      EUROTECH, LTD.

                                         FORM S-3

                                   Cross Reference Sheet

Item No.                      Item Caption                             Location in Prospectus
--------                      ------------                             ----------------------

    1      Forepart of the Registration Statement and           Front cover page of the
           Outside Front Cover Page of Prospectus               registration statement; front
                                                                cover page of the Prospectus

    2      Inside Front and Outside Back Cover                  Outside back cover page of
           Pages of the Prospectus                              the Prospectus

    3      Summary Information, Risk Factors and                Prospectus Summary; Risk
           Ratio of Earnings to Fixed Charges                   Factors

    4      Use of Proceeds                                      Use of Proceeds

    5      Determination of Offering Price                      Not applicable

    6      Dilution                                             Not applicable

    7      Selling Security Holders                             Selling Shareholders

    8      Plan of Distribution                                 Plan of Distribution

    9      Description of Securities to be Registered           Not applicable

   10      Interests of Named Experts and Counsel               Not applicable

   11      Material changes                                     Not applicable

   12      Incorporation of Certain Information by              Additional Information and
           Reference                                            Information Incorporated by
                                                                Reference

PROSPECTUS
                        15,985,918 SHARES OF COMMON STOCK

                                       OF

                                 EUROTECH, LTD.

         This Prospectus relates to two offerings:

         o Possible "at market" offerings by us of up to 3,000,000 shares of our authorized but at this time unissued common stock; and

         o Possible resales of shares of our outstanding common stock by some of our existing shareholders, including shares that some of these shareholder do not now own but are entitled to acquire either pursuant to "repricing" agreements or upon exercise, at prices ranging from $1.00 to $10.00 per share, of warrants that we have issued to them in the past. Any proceeds that these shareholder may realize from the sale of shares in excess of the price that they paid for them, upon the exercise of warrants or otherwise, could be considered underwriting discounts or commissions. We will not receive any proceeds from the sale of these shares, but will receive proceeds from any exercise of the warrants

         Our common stock is listed and traded on the American Stock Exchange under the symbol "EUO."

         We will bear all expenses, other than selling commissions and fees in connection with sales by selling shareholders, of the registration and sale of the shares being offered by this Prospectus.

                             ----------------------
                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                     SEE "RISK FACTORS" STARTING ON PAGE 3.
         Some of the Risks you face in investing in our common stock are:

         o We have a limited operating history and therefore little basis for any forecasts.

         o We incurred substantial operating losses and may never make money.

         o Our marketing and sales program is highly dependent on our receiving orders from or negotiating and entering into agreements with third parties. To date, we have not received any significant orders for product for which we are sure to be paid or entered into any definitive revenue-generating agreements with third parties.

         o Because of our limited operating history and because we have not so far made any money on our product or entered into definitive revenue-generating agreements, we cannot yet be sure you that our technologies and products will be accepted in the marketplace.
                             ----------------------

       NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR
                  DISAPPROVED OUR SECURITIES OR DETERMINED THAT
                    THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
                 IT'S ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.
                             ----------------------
                                December , 2000

                               PROSPECTUS SUMMARY

         The following summary contains basic information about Eurotech and this Prospectus. It likely does not contain all the information that is important to you. For a more complete understanding, we encourage you to read the entire document and the documents referred to in this Prospectus, including the financial statements and related notes included in the reports that we file with the SEC.

         In this Prospectus, the words "EUROTECH," "Company," "we," "our," and "us" refer to Eurotech, Ltd.

THE COMPANY

         EUROTECH is a development stage technology transfer, holding and management company formed to commercialize new or existing but previously unrecognized technologies. Our current emphasis is on technologies developed by prominent research institutes and individual researchers in the former Soviet Union and Israel. To date we have not yet realized any significant revenues from operations and, since organization through September 30, 2000, we have accumulated net losses totaling $38,214,000.

         Since our formation, we have acquired selected technologies through equity investments, assignments and licensing arrangements. While we intend to continue identifying, monitoring, reviewing and assessing new technologies, our primary focus will be on commercializing EKOR and the other technologies described in the "Business" section of our most recent annual report on Form 10-K.

         EKOR is a silicon-based material to be used for the conservation and containment of ecologically hazardous radioactive materials. Through license agreements, we have exclusive rights to EKOR everywhere in the world outside Russia. EKOR has been accepted by the Ukrainian authorities for remediation work on Chernobyl Reactor No. 4. We are in the process of arranging for the manufacture of EKOR in the United States and for the testing of the product manufactured in the United States for compliance with U.S. government specifications. If the product can be manufactured at an acceptable cost and the results of the tests are positive, we visualize the possibility of a large volume of sales to the U.S. Department of Energy and private sector entities that have nuclear waste requiring immobilization.

         As for the other technologies described in our annual report, we either own them outright or we control the respective Israeli companies that own them. In each case, we have both the exclusive right and the opportunity to license the respective technology to manufacturers in various parts of the world that may wish to apply them to diversify their product lines. To date, we have made only one sale of one sample of one product, for which we arranged the manufacture in a third county, that incorporated one of the Israeli technologies.

         Our executive office is located at 10306 Eaton Place, Fairfax, Virginia 22030.


THE OFFERING


Common Shares that May be Offered by Us..............        3,000,000 shares of common stock

Common Shares that May Be Offered by the
  Selling Shareholders...............................        12,985,918 shares of common stock.

Common Shares Outstanding at September 30,
  2000...............................................        44,197,507 shares of common stock.

Common Shares that May be Outstanding
  After Offering (1).................................        51,939,007 shares of common stock.

Use of Proceeds......................................        If we sell any of the shares that we may
                                                             offer ourselves, we would use the proceeds
                                                             for working capital. We will not receive any
                                                             proceeds from the sale of any of the shares
                                                             that may be sold by selling shareholders,
                                                             though we may receive proceeds from the
                                                             exercise of warrants that result in the
                                                             issuance of some of these shares, which
                                                             proceeds, if received, will be used for
                                                             working capital.

Risk Factors.........................................        The common stock offered by this Prospectus
                                                             is speculative and very risky. You should
                                                             carefully consider the risk factors
                                                             contained in this Prospectus before
                                                             investing. See the Risk Factors section for
                                                             a more complete discussion of the risks
                                                             associated with investment in EUROTECH
                                                             shares.


 (1)   Common shares outstanding at September 30, 2000                                            44,197,507

     Add:  Common shares that may be sold by us                                                    3,000,000

     Add:  Common shares reserved for issuance upon exercise of warrants held                        700,000
               by Woodward LLC

     Add:  Common shares reserved for issuance upon exercise of warrants held                        841,500
               by other investors and covered by this Prospectus

     Add:  Common shares hypothetically issuable to Woodward LLC upon                              3,200,000
               "repricing" of shares held by them

                Common Shares that May be Outstanding After Offering, assuming sale of all
                 shares covered by this Prospectus and no others                                  51,939,007

                                  RISK FACTORS

         Please consider carefully the following risk factors before deciding to invest in our common stock:

WE HAVE A LIMITED OPERATING HISTORY AND THEREFORE LITTLE BASIS FOR ANY
FORECASTS.

         Our limited operations to date have consisted primarily of identifying, monitoring, reviewing and assessing technologies for their commercial applicability and then attempting to market them. We are subject to all of the business risks associated with a new enterprise, including:

         o        risks of unforeseen capital requirements,

         o        failure of the market to accept our products and technologies,

         o competitive disadvantages as against larger and more established companies,

         o the fact that we have incurred significant operating losses through the end of 1999 and will incur further losses during the current year,

         o our not having so far obtained any orders for product for which we will be paid or on which we will make a profit, or to enter into revenue-producing contracts with third parties, and

         o possible financial failure of any projects on which we and our potential working partners may embark.


WE HAVE INCURRED SUBSTANTIAL OPERATING LOSSES AND RISK NEVER MAKING ANY MONEY.

         To date, we have had no significant revenues from operations and, through September 30, 2000, we have incurred losses aggregating $38,214,000. An investor in our shares must take the risk that we will never make any money. None of our products and technologies has ever been utilized on a large-scale commercial basis. Our ability to generate revenues, not to speak of achieving profits, will depend on a variety of factors, many of which are outside our control, including:

         o        size of market,

         o        competition,

         o extent of patent and intellectual property protection afforded to our products,

         o cost and availability of raw material and intermediate component supplies,

         o changes in governmental (including foreign governmental) initiatives and requirements,

         o        changes in domestic and foreign regulatory requirements,

         o costs associated with equipment development, repair and maintenance, and

         o the ability to manufacture and deliver products at prices that exceed our costs.

Even if at some point we begin to generate revenues, our ability to record net income will be impacted adversely to the extent of $1,610,000 annually by amortization of intangible assets, in addition to other costs.

WE MAY RUN OUT OF MONEY BEFORE WE BEGIN TO GENERATE CASH FLOW FROM OPERATIONS.

         In the course of the past year, in an effort to achieve operating revenues, we have added considerably to the level of current expenses by renting larger office space and adding to our team of both salaried personnel and consultants. In addition, we still owe $3,500,000 principal amount on account of the convertible debentures that we issued in 1998 and 1999, which may not be converted if the market price of our outstanding common stock is below the debentures' $2.00 conversion price floor. Again, depending on the market price of our outstanding common stock, further financing from Woodward LLC may cease to be available or be available only on terms that result in an unacceptable level of dilution. (See the next risk factor.) If we are unable to generate the cash flow that we need to meet our obligations and pay our current expenses, we would have to go out of business, leaving little or no value for our shareholders.

YOU FACE SUBSTANTIAL DILUTION OF YOUR EQUITY OWNERSHIP PERCENTAGE IF MORE OF OUR CONVERTIBLE DEBENTURES ARE CONVERTED, IF MORE OF OUR OUTSTANDING WARRANTS ARE EXERCISED, OR IF MORE OF THE SHARES THAT WE HAVE ISSUED SINCE LAST YEAR-END ARE REPRICED.

         As part of our 1997 and 1998 convertible debenture financings as well as in connection with our 1999 and 2000 common stock financings, we issued warrants to purchase, in most cases at prices substantially below current market, shares of our common stock, of which warrants to purchase up to an aggregate of 950,000 shares remain outstanding. In addition, we have outstanding other warrants and options, mostly held by our present or former directors, officers and consultants, to purchase up to 1,709,500 shares, most of which are also currently exercisable and 591,000 of which are included among the shares that may be sold pursuant to this Prospectus. Most of our outstanding convertible debentures have by now been converted, but we may have to issue 1,750,000 or more additional shares if the holders decide to convert the remaining $3,500,000 principal amount of convertible debentures.

         The agreements pursuant to which we raised $6,315,790 and $10,000,000 from Woodward LLC in March and April 2000 contain repricing provisions. Accordingly, there exists the possibility of further dilution of your equity ownership to the extent that at various dates the market prices of our outstanding shares do not reach levels provided for in the agreements. The following table illustrates how repricing under these agreement works:

                                                                 HYPOTHETICAL     HYPOTHETI-    HYPOTHETICAL
                        NO. OF                                      AVERAGE           CAL        PERCENTAGE
                        SHARES                       FIRST        MARKET PRICE      NO. OF        OF TOTAL
                      ISSUED ON                    REPRICING         DURING        REPRICING       SHARES
                      FINANCING     REPRICING       PERIOD         REPRICING        SHARES      HYPOTHETICALLY
 DATE OF FINANCING       DATE         PRICE      BEGINS/BEGAN        PERIOD        ISSUABLE      OUTSTANDING
-------------------- ------------- ------------ ---------------- --------------- -------------- --------------
March 2, 2000           1,200,000    $ 6.57875  Sept. 2, 2000            $6.579           None              0
                                                                           5.00        378,000            .74
                                                                           4.00        773,625           1.50
                                                                           3.00      1,431,500           2.74
                                                                           2.00      2,747,250           5.14

April 25, 2000          2,000,000      $ 9.375  April 1, 2001             9.375           None              0
                                                                           9.00         83,333            .17
                                                                           8.00        343,750            .68
                                                                           7.00        678,571           1.34
                                                                           6.00      1,125,000           2.20
                                                                           5.00      1,750,000           3.39
                                                                           4.00      2,687,500           5.11
                                                                           3.00      4,250,000           7.84
                                                                           2.00      7,375,000          12.87

         As of the date of this Prospectus, one half of the repricing period for the March 2000 financing has expired, with the result that we have issued to Woodward, out of the shares hypothetically issuable to Woodward in accordance with the foregoing table, a total of 741,085 repricing shares. In the registration statement of which this Prospectus is a part, we have registered an extra 3,200,000 shares (including the 741,085 shares that we have already issued) to anticipate this repricing contingency, and in our balance sheet as of September 30, 2000 we have created for this contingency a 2,000,000 share reserve, which we may need to increase in our year-end balance sheet.

         Our Board has authorized us to call on Woodward for a further $4,000,000 financing. We are not at this time registering for resale any of the shares that we may issue in that financing or any repricing shares that we may need to issue with respect thereto in the future.

         It is possible that we will need still more money to continue in business. While Woodward LLC has agreed to furnish to us up to an additional $56,000,000 (including the $4,000,000 financing on which we are currently working) if necessary, raising the additional money would require us to issue to that investor additional shares of common stock and thus further dilute your percentage ownership interest in us. Your percentage ownership would be similarly diluted if we raise the additional money by selling some or all of the 3,000,000 shares that we have registered for sale by us.

WE MAY NEVER BE ABLE TO ENTER INTO MANUFACTURING AGREEMENTS, JOINT VENTURE AGREEMENTS, LICENSES, COLLABORATIVE AGREEMENTS OR CONTRACTS.

         Presently, our primary business strategy is to enter into manufacturing agreements, joint ventures or licenses for the marketing and sale of our technologies. Also, we anticipate entering into collaborative agreements that allow us to bid on nuclear waste and contamination remediation projects. We have entered into a tentative manufacturing agreement with a chemical manufacturer in California for the production of the key component of EKOR, our nuclear containment material, but cannot be sure at this time that this manufacturer can successfully produce this material at an acceptable cost or that they and we will be able to come to an agreement on price. We have entered into a teaming agreement with a major engineering firm to submit a bid for a nuclear waste containment project at Hanford, Washington, but we cannot yet be confidant that we will enter into any definitive project agreements, licenses or joint ventures for the marketing and sale of any of our technologies. If we are not able to conclude any of these types of agreements to make and market our technologies, we would have to go out of business and your investment in us would be lost.

THERE IS A RISK THAT THE MARKET WILL NOT ACCEPT ANY OR MANY OF OUR PRODUCTS AND TECHNOLOGIES.

         Many potential users of the EKOR compound may have already committed substantial resources to other forms of radioactive contaminant remediation and environmentally clean nuclear energy production. Our growth and future financial performance in large measure will depend on demonstrating to prospective licensees, joint venturers, collaborative partners and users the advantages of the EKOR compound over alternative products and technologies. The same can be said for our other technologies.

WE FACE UNKNOWN ENVIRONMENTAL LIABILITY RISKS AND WE DON'T CARRY ENVIRONMENTAL LIABILITY INSURANCE.

         Our radioactive containment material technology is subject to numerous national and local laws and regulations relating to the storage, handling, emission, transportation and discharge of materials of that type, and the use of specialized technical equipment in the processing of that type of material. There is always the risk that our containment material might fail to perform as expected or be mishandled, or that there might be equipment or technology failures; the failures could result in significant claims for personal injury, property damage, and clean-up or remediation. While we believe that any claims like that would be asserted in the first instance against the actual producer or installer of the material, we cannot be absolutely sure that claims like that might never be asserted against us. Any claims against us could have a material adverse effect on us. We do not presently carry any environmental liability insurance, and we may be required to obtain insurance like that in the future in amounts that we can't presently determine. We can't assure you that environmental liability insurance, even if obtained, will provide coverage against all claims. Also, we can't assure you that claims made against us will not be greater than our insurance coverage. These types of events could have a material adverse effect on us.

WE MAY BE SUBJECT TO SIGNIFICANT COMPETITION AND THE EXISTENCE OR DEVELOPMENT OF PREFERRED TECHNOLOGIES, WHICH MAY KEEP US FROM SELLING OUR PRODUCTS AND TECHNOLOGIES AT A PROFIT OR AT ALL.

         The near term, we project that the primary markets for our products and technologies will be principally chemical manufacturing companies and radioactive contamination containment, remediation and transportation organizations. Similarly, we expect mid-term markets to continue in these industries. We have limited experience in marketing our products and technologies and, other than in connection with the remediation of Reactor 4 at the Chernobyl Nuclear Power Plant, intend to rely on licenses to and joint ventures with major international chemical and other companies for the marketing and sale of our technologies. In contrast, other private and public sector companies and organizations have substantially greater financial and other resources and experience than we do. Competition in our business segments is typically based on product recognition and acceptance, price, and marketing and sales expertise and resources. Any one or more other enterprises not presently known to us may develop technologies or products that are as good as or superior to ours, significantly underprice our products and technologies, or more successfully market existing or new competing products and technologies.

YOU RISK THAT RESOURCES MAY NOT BE MADE AVAILABLE TO FUND REMEDIATION OF REACTOR 4 AND THAT, EVEN IF THE FUNDS ARE MADE AVAILABLE, CONTRACTORS WILL NOT CHOOSE TO USE EKOR.

         Coordination and management of the formal selection of contractors and technologies for studies relating to the ChNPP Reactor 4 remediation project have been delegated to the European Bank of Reconstruction and Development ("EBRD"). Contractors, as well as the technology to be used in connection with the remediation project, will be determined on the basis of submitted bids, to be passed on by EBRD and the management of the ChNPP. EBRD has appointed a consortium of Bechtel, Electrict'e de France and Batelle to review the technical aspects and feasibility of the various proposals and bids received. (Batelle is a not-for-profit U.S. company that operates Pacific Northwest National Laboratories, a research entity located in the State of Washington and funded in part by the U.S. Department of Energy.). This consortium has not yet approved EKOR and no remediation contracts have yet been put out for bids. At this time, we expect EBRD, with funds made available by the G-7 governments, to provide the financing for the actual remediation project, but we cannot be sure that these funds will actually be made available.


OUR PROPRIETARY TECHNOLOGY AND PATENTS MAY NOT GIVE US ADEQUATE PROTECTION.

         Of our present technologies, U.S. patent protection has been sought for the EKOR compound material; for HNIPU, modified polyurethane; for LEM, a synthetic rubber; and for a powdered metallurgy technology. Foreign patent protection has been sought for a coatings and a continuous combustion synthesis technology. On March 23, 1999, EAPS, the Russian organization from which we obtained the license for the EKOR technology, received a patent on the process for the manufacture of the EKOR compound from the U.S. Patent and Trademark Office, Patent No. 3,886,060. We also own U.S. Patent No. 5,880,203 issued on March 9, 1999 for adhesive composition. Nevertheless, we can't be sure you that:

         o any of our pending or future patent applications will be approved,

         o we will develop additional proprietary technology that is patentable,

         o any patents issued to us will provide us with competitive advantages,

         o patents, if obtained, will not be successfully challenged by third parties,

         o the patents of others will not have an adverse effect on our ability to conduct our business, or

         o one or more of our technologies will not infringe on the patents of others.

         By the same token, we can't be sure you that others will not independently develop similar or superior technologies, duplicate any of our processes, or design around any technology that is patented by us.

         It is possible that we may need to acquire licenses to, or to contest the validity of, issued or pending patents of third parties relating to our products. There can be no assurance that any license under conflicting patents of third parties would be made available to us on acceptable terms, if at all, or that we would prevail in any contest involving our patents. We could incur substantial costs in defending ourselves in suits brought against us on our patents or in bringing patent suits against other parties.

         We also rely on trade secrets, proprietary know-how and technology that we seek to protect, in part, by confidentiality agreements with our prospective working partners and collaborators, employees and consultants. There is always the risk that these agreements will be breached, that we might not have adequate remedies for any breach, or that our trade secrets and proprietary know-how will otherwise become known or be independently discovered by others.

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE WIDELY AND YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES AT A PRICE CLOSE TO THE PRICE OF THE LAST PREVIOUS SALE.

         An investor in our shares may not be able to sell them at a price close to the price of the last previous sale. This is because the market is relatively illiquid. Since September 1, 2000, when our shares became listed and began to trade on the American Stock Exchange, the average daily trading volume has been 78,070 shares and actual sale prices have fluctuated between a low of 1.25 and a high of 6.125. In the last twelve months actual sale prices have fluctuated between a low of 1.25 and a high of 7.9375. Prices for our common stock will be influenced by many factors, including not only the depth and liquidity of the market for the common stock but also investor perception of us and our products, and general economic and market conditions. The market price of our common stock may also be significantly influenced by factors such as the announcement of new projects by us or our competitors and quarter-to-quarter variations in our results of operations.

ENVIRONMENTAL REGULATION IN VARIOUS COUNTRIES MAY PREVENT THE COST-EFFECTIVE APPLICATION OF SOME OR ALL OF OUR TECHNOLOGIES.

         The manufacture, transport and application of our EKOR technology and our other materials technologies and products incorporating these technologies are subject to U.S., Russian, Ukrainian, Japanese and various Western European environmental safety laws and regulations pertaining to the containment and remediation of radioactive contamination and the toxicity of materials used and the manufacture, transport and application of other materials. Even if a material is certified for specific applications in a particular country, it may not be certified for other applications, and it is possible that one or more countries may in the future adopt more stringent standards that could materially increase our cost of licensing and using the EKOR compound, or prevent its use altogether, or could prevent or make prohibitively expensive the application of some or all of our other technologies.

WE ARE DEPENDENT ON KEY PERSONNEL AND CONSULTANTS.

         We are substantially dependent upon the services of our nine full-time executive employees and our consultants. The loss of the services of an executive employee or consultant without adequate replacement could have a material adverse effect upon our business. We do not have "key man" insurance.


                                 USE OF PROCEEDS

         Existing shareholders are offering these shares for their own accounts. We will not receive any proceeds from their sale. Some the shares that may be offered are currently unissued shares that various persons may acquire upon the exercise of warrants, and in those cases we would receive the proceeds of warrant exercises. We would use these proceeds, if any, for working capital.

         If we sell any of the shares that we have registered for sale by us, we would use the net proceeds of the sales for working capital.

                              SELLING SHAREHOLDERS

         The following table sets forth certain information for each of the beneficial owners of the 13,985,918 shares of common stock registered in the registration statement covering shares being offered by selling shareholders. These shares will be sold, if at all, solely by and at the discretion of the selling shareholders. We will not receive any proceeds from any sales, though, as indicated below, some of these shares are at this time unissued and are issuable by us to investors upon their exercise of presently outstanding warrants, in which cases we would receive the proceeds of the warrant exercises. The information in the first and last two columns is based on information derived by us from our records, from statements on Schedule 13D, where applicable, or from information voluntarily furnished to us by the respective selling shareholder. It is possible, however, that some of the selling shareholders own beneficially some shares that we do not know about and that they are free to sell without our registering them.

                                                                                               NUMBER OF SHARES TO
                                                                                               BE OWNED BY SELLING
                                                                                              SHAREHOLDER OF RECORD
                                                                                              OR OTHERWISE KNOWN TO
                                                                                                US TO BE OWNED BY        % OF
                                            NUMBER OF SHARES OWNED                                 THIS SELLING         SHARES
                                            BY SELLING SHAREHOLDER                            SHAREHOLDER, ASSUMING      TO BE
                                            OF RECORD OR OTHERWISE                                 SALE OF ALL        OUTSTANDING
                                            KNOWN TO US TO BE OWNED      NUMBER OF SHARES     REGISTERED SHARES AND      UPON
                                                BY THIS SELLING        BEING REGISTERED FOR    NO OTHER SHARES THAT   COMPLETION
                                            SHAREHOLDER AT THE DATE      POSSIBLE SALE BY          THIS SELLING           OF
 NAME AND ADDRESS OF SELLING SHAREHOLDER      OF THIS PROSPECTUS       SELLING SHAREHOLDER    SHAREHOLDER MIGHT OWN    OFFERING
------------------------------------------ -------------------------- ----------------------- ----------------------- ----------
Woodward LLC
Corporate Center
West Bay Road
Grand Cayman
Cayman Islands                     (a)                  2,960,403            (1)6,119,318                    None          0

Peter Gulko
976 Farm Haven Drive
Rockville, MD 20852                (b)                  3,640,000               3,640,000                    None          0

Advanced Technology Industries, Inc.
Taubenstrasse 20
D-10117 Berlin, Germany            (c)                  1,500,000               1,500,000                    None          0

CDC Consulting, Inc.
19476 Dorado Drive
Trabuco Canyon, CA 92679           (d)                       None            (2)   67,500                    None          0

Richard Wall
95 Hartford Way
Beverly Hills, CA 90210            (e)                       None            (2)  364,000                    None          0

                                       11

                                                                                               NUMBER OF SHARES TO
                                                                                               BE OWNED BY SELLING
                                                                                              SHAREHOLDER OF RECORD
                                                                                              OR OTHERWISE KNOWN TO
                                                                                                US TO BE OWNED BY        % OF
                                            NUMBER OF SHARES OWNED                                 THIS SELLING         SHARES
                                            BY SELLING SHAREHOLDER                            SHAREHOLDER, ASSUMING      TO BE
                                            OF RECORD OR OTHERWISE                                 SALE OF ALL        OUTSTANDING
                                            KNOWN TO US TO BE OWNED      NUMBER OF SHARES     REGISTERED SHARES AND      UPON
                                                BY THIS SELLING        BEING REGISTERED FOR    NO OTHER SHARES THAT   COMPLETION
                                            SHAREHOLDER AT THE DATE      POSSIBLE SALE BY          THIS SELLING           OF
 NAME AND ADDRESS OF SELLING SHAREHOLDER      OF THIS PROSPECTUS       SELLING SHAREHOLDER    SHAREHOLDER MIGHT OWN    OFFERING
------------------------------------------ -------------------------- ----------------------- ----------------------- ----------

David Wilkes
15 Sommerset Drive, South
Great Neck, NY 11020               (f)                    811,790            (2)  150,000                 811,790        1.5

JNC Opportunity Fund Ltd.
c/o Olympia Capital (Cayman) Ltd.
Williams House, 20 Reid Street
Hamilton HM 11, Bermuda            (g)                       None            (2)  196,429                    None          0

Diversified Strategies Fund, L.P.
108 South Madison Avenue
Louisville, KY
40243                              (g)                       None            (2)   17,857                    None          0

JNC Strategic Fund Ltd.
c/o Olympia Capital (Cayman) Ltd.
Williams House, 20 Reid Street
Hamilton HM11, Bermuda             (g)                       None            (2)   35,714                    None          0

Spinneret Financial Systems, Inc.
578 Post Road East - 218
Westport, CT
06880                              (h)                    771,100                 781,100                    None          0

John McNeil Wilkie
2927 44th Street, N.W.
Washington, DC 20016               (i)                     16,000                  10,000                   6,000          *

ECON Investor Relations
5134 Cliff Drive
Tsawwassen, B.C.   V4M 2C3
Canada                             (j)                     40,000                  40,000                    None          0

Evergreen Communications
127 Dorrance Street
Providence, RI 02903-2828          (k)                     64,000                  64,000                    None          0


(a) According to its Statement on Schedule 13G filed with the SEC, Woodward LLC is a Cayman Islands limited liability company the sole director of which is Navigator Management Ltd., a British Virgin Islands company, the sole director of which, we are informed, is David Sims, a resident of the British Virgin Islands. Mr. Sims may, accordingly, be deemed to control Woodward LLC.

(b) Mr. Gulko was one of our organizers and continues to serve as one of our consultants. In these capacities, he acquired 1,110,000 of our shares. About the same time that Mr. Gulko participated in our organization, he also participated under the name of CIS Development Corp. in the organization of a Delaware corporation then called Kurchatov Research Holdings, Ltd. (KRLH), to which we then assigned one-half of our interest in the EKOR technology that was originally sub-licensed to us. In that connection, KRLH issued in the name of CIS Development Corp. 6,795,000 of its shares. As part of a series of transactions with the objective of reacquiring exclusive rights to EKOR (see Note (c)), we acquired from Mr. Gulko these KRHL shares in exchange for our issuance in the name of CIS of 4,530,000 of our shares. On May 3, 2000, we bought back from Mr. Gulko 1,000,000 of these shares for $2,000,000 cash and on September 19, 2000, we bought back from Mr. Gulko another 1,000,000 of these shares for $1,000,000 cash. We are registering the remaining 3,640,000 shares held by Mr. Gulko for possible resale.

(c) The Delaware corporation formerly called Kurchatov Research Holdings, Ltd. (see Note (b)) that was organized about the same time as we were and by the same organizers, and with which until the latter part of 1999 we shared an interest in EKOR. In November 1999, we reacquired exclusive rights to EKOR (subject to some royalty interests); released to KRLH our interests in certain other technologies; assumed certain obligations of KRHL to Spinneret Financial Systems, Inc. (see Note (e)); surrendered to KRLH the shares of its own stock that we had acquired from Mr. Gulko (see Note (b)); issued to KRLH 2,000,000 shares of our common stock (of which we have since repurchased 500,000), which we are obligated to include in the registration statement of which this Prospectus is a part. KRLH, which has changed its name to Advanced Technologies Industries, Inc., is a reporting company; we have no information regarding its directors, officers or major shareholders that is not public information.

(d) A financial consulting firm the principal of which is Mr. Michel Attias, who introduced us to Encore Capital Management, LLC (see Note (g)). Encore Capital Management, through funds managed by it, provided to us an aggregate of $8,000,000 of convertible debenture financing in 1997 and 1998.

(e) Mr. Wall and his firm, Richard A. Wall Associates, Inc., participated in our organization, lent us money and acted as consultants to us until about the end of 1997. Mr. Wall is currently asserting a claim against us for allegedly due and unpaid consulting fees in the amount of $200,000, the validity of which claim we are currently evaluating.

(f) Dr. Wilkes was Chairman of our Board of Directors and a major lender to us from December 10, 1998 until January 15, 2000, and since then has served as a consultant to us. The number of shares shown in the above table as owned by him includes 220,000 shares registered in the names of various members of his family and does not include an additional 150,000 shares that Dr. Wilkes has an option to purchase.

(g) The investment adviser to these three entities is Encore Capital Management, L.L.C., 12007 Sunrise Valley Drive, Reston, VA 20191, Neil T. Chau and James Q. Chau, Managing Members. We believe that these three entities own, as a result of debenture conversions and warrant exercises, some shares that they hold in street name and that are currently freely salable under Rule 144(k).

(h) Spinneret Financial Systems, Inc. extended credit to us during the latter part of 1999, which has since been terminated and in consideration of which we issued to Spinneret a warrant to purchase 10,000 shares, which are included above in the shares being offered. We issued 1,000,000 shares of our common stock to Spinneret in December 1999 in consideration of the release by Spinneret of the obligation to it that we had assumed from KRLH (see note (c)); Spinneret still owns 771,100 of these shares and they are included above in the shares being offered. Also in December 1999, Spinneret introduced us to the investment adviser of Woodward, LLC, in consideration of which we have paid and expect to continue to pay to Spinneret 5% of all amounts paid to us by Woodward LLC for shares of our common stock purchased from us by the latter. The principal of Spinneret is Alfred Hahnfeldt, the brother of Don V. Hahnfeldt, our President and Chief Executive Officer.

(i) Mr. Wilkie served as an officer of ours for several months during 1998. To settle a claim by him of wrongful termination of employment under an alleged employment contract, we issued to him the 10,000 shares being registered pursuant to piggy-back registration rights that he bargained for in the settlement agreement.

(j) The principal of this entity is Dawn Van Zant. She and her company have for many years served and currently serve as our public relations consultant. The shares being included in this Prospectus were issued for services rendered.

(k) The principal of this entity is David Gallone. He and his entity have rendered and are currently rendering services as public relations consultants to us which include an office for Mr. Verdi, the Chairman of our Board of Directors. The shares being included in this Prospectus were issued for such services rendered.

(1) Includes (a) 2,960,403 shares that Woodward LLC has told us it owns at the date of this Prospectus, which includes 741,085 shares that we have issued to Woodward after September 30, 2000 as repricing shares with respect to one-half of the 1,200,000 shares that we issued to Woodward in March 2000;
      (b) 700,000 shares purchasable upon the exercise of immediately exercisable warrants; and (c) an additional 2,458,915 shares to the extent issuable to Woodward LLC upon possible further repricings with respect to the balance of the shares that we issued to Woodward in March 2000 and the 2,000,000 shares that we issued to Woodward in April 2000. In accordance with the SEC's Rule 416(a) under the Securities Act, the Registration Statement also covers a presently indeterminable number of additional shares that may become issuable as a result of the operation of the anti-dilution provisions of the warrants.

(2) Issuable upon the exercise of warrants. In accordance with the SEC's Rule 416(a) under the Securities Act, the Registration Statement also covers a presently indeterminable number of additional shares that may become issuable as a result of the operation of the anti-dilution provisions of the warrants.

*      Less than 1%.

                              PLAN OF DISTRIBUTION

         The selling shareholders or their respective pledgees, donees, transferees or other successors in interest may sell the registered shares from time to time in one or more transactions for their own accounts (which may include block transactions) on the American Stock Exchange. They may also sell them in any other market in which the shares may be traded, in negotiated transactions, through the writing of options on shares (whether or not options are listed on an options exchange), through short sales, sales against the box, puts and calls and other transactions in our securities or other derivatives thereof, or a combination of methods of sale. Any sales that they might make will be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling shareholders may effect transactions by selling shares to or through broker-dealers, including broker-dealers who may act as underwriters, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of shares for whom broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling shareholders may also sell shares pursuant to Rule 144 under the Securities Act or pledge shares as collateral for margin accounts, and the shares could be resold pursuant to the terms of the respective accounts. The selling shareholders and any participating brokers and dealers may be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act.

         In order to comply with some state securities laws, if applicable, the shares may not be resold in a particular state unless the securities have been registered or qualified for sale in that state or an exemption from registration or qualification is available and complied with. We will have no obligation to register or qualify the shares for sale in any state and have no intention to do so.

         We have agreed to bear all expenses, other than selling commissions and fees, in connection with the Securities Act registration and sale of the shares being offered by the selling shareholders.

         As to the shares that we may sell for our own account, we could sell them or any of them in one or more transactions at any one time or from time to time to institutional investors or to underwriters for resale to public investors, or on the American Stock Exchange in one or more block transactions or otherwise. Any sales that we might make will be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Before we make any of these sales, we would file and distribute a Prospectus supplement that discloses the terms of sale.


        ADDITIONAL INFORMATION AND INFORMATION INCORPORATED BY REFERENCE

         We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission (SEC). The reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at 5757 Wilshire Boulevard, Los Angeles, California 90036; and at the New York Regional Office of the SEC, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

         We are specifically incorporating by reference into this Prospectus:

         o Our annual report on Form 10-K for 1999, as originally filed with the SEC and as amended, which contains audited financial statements for that year and certain prior periods

         o The proxy statement for our Annual Meeting of Shareholders held on June 13, 2000, as filed with the SEC

         o Our quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000, as filed with the SEC

         o All future reports and proxy statements that we may file before the termination of this offering pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934

         o Our registration statement on Form 10, as originally filed with the SEC and as amended, which describes our capital stock

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register under the Securities Act the common stock offered hereby. This Prospectus does not contain all of the information set forth in the registration statement or in the exhibits to it, certain portions of which may have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this Prospectus or in any document incorporated by reference as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement, which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of the fees prescribed by the SEC.

         Our registration statement on Form S-3, including exhibits, as well as any reports, proxy statements and other information filed under the Exchange Act, can also be obtained electronically after we have filed them with the SEC through a variety of databases, including, among others, the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") program, Knight-Ridder Information, Inc., Federal Filings/Dow Jones and Lexis/Nexis. Additionally, the SEC maintains a Website (at http://www.sec.gov) that contains information regarding us.

         Any statement contained herein, or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the registration statement or Prospectus. The information in this Prospectus should be read together with the information and financial statements (including notes thereto) that appear or will appear in the documents referred to above as incorporated herein by reference. This Prospectus incorporates documents by reference that are not presented herein or delivered herewith. These documents (other than exhibits thereto) are available without charge, upon written or oral request by any person to whom this Prospectus has been delivered, from the Secretary, Eurotech, Ltd., 10306 Eaton Place, Fairfax, Virginia 22030, (703) 352-4399 or by e-mail at eurotech@eurotechltd.com.

================================================================================

We have not authorized any dealer, sales representative or other person to tell you anything about us that is not contained or incorporated by reference in this Prospectus. If anybody pretends to give you any other information about us, you should not rely on it. This Prospectus does not constitute an offer of any securities other than those described in it. It also does not constitute an offer to sell, or a solicitation of an offer to buy, any security to any person in any place where such offer or solicitation would be illegal.



--------------------------------------------------------------------------------


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary...........................................................  3
Risk Factors.................................................................  5
Use of Proceeds.............................................................. 10
Selling Shareholders......................................................... 11
Plan of Distribution......................................................... 15
Additional Information and Information Incorporated by Reference............. 15


--------------------------------------------------------------------------------



================================================================================




                                 EUROTECH, LTD.


                        15,985,918 SHARES OF COMMON STOCK

--------------------------------------------------------------------------------

                                   PROSPECTUS
                                 December , 2000

================================================================================

                                                  EUROTECH, LTD.
                                                     FORM S-3
                                                   EXHIBIT INDEX

------------------ -------------------------------------------------------------------------- ---------------
                                                                                                 Location
   Exhibit No.                                    Description                                   Reference
------------------ -------------------------------------------------------------------------- ---------------
 1                 Not applicable

 2                 Not applicable

 4                 Not applicable

 5                 Opinion of Leonard Hurt Frost Lilly & Levin PC                                          +

 8                 Not applicable

12                 Not applicable

15                 Not applicable

23.1               Consent of Tabb, Conigliaro & McGann PC                                                 *

23.2               Consent of Leonard Hurt Frost Lilly & Levin PC (included in Exhibit 5)                  +

24                 Power of Attorney (included in signature page of original registration statement)
25
                   Not applicable
26
                   Not applicable
27
                   Not applicable
------------------ -------------------------------------------------------------------------- ---------------

Legend:
------

-------------- ----------------------------------------------------------------------------------------------
*              Filed herewith

+              To be filed with an amendment to the current filing
-------------- ----------------------------------------------------------------------------------------------

                                     PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate of the expenses that we expect to incur specifically in connection with this registration. We will pay all of these expenses, and the selling shareholders will not pay any of them.

                  Registration fees                           $13,654.84
                  Legal fees and disbursements                 40,000.00
                                                              -----------
                                    Total                     $53,654.84

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provides that we shall, to the full extent permitted by Section 29-304 of the District of Columbia Business Corporation Act, as from time to time amended and in effect, indemnify any and all persons whom we have the power to indemnify under said section. Section 29-304 of the Business Corporation Act grants to us the power to indemnify any and all of our directors or officers or former directors or officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties or a party, by reason of being or having been directors or officers or a director or officer of ours, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person is adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification is not deemed to be exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders or otherwise. The foregoing provisions of our Articles of Incorporation may reduce the likelihood of derivative litigation against our directors and officers for breaches of their fiduciary duties, even though such action, if successful, might otherwise benefit us and our shareholders.

      In addition, our Bylaws provide for the indemnification and exculpation of directors and officers. The specific provisions of the Bylaws related to indemnification and exculpation are as follows:

                                   ARTICLE VII
                                 INDEMNIFICATION

                  No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

      We have obtained an officers' and directors' liability insurance policy that will indemnify officers and directors for losses arising from any claim by reason of a wrongful act under certain circumstances where we do not indemnify such officer or director, and will reimburse us for any amounts where we may by law indemnify any of our officers or directors in connection with a claim by reason of a wrongful act.

ITEM 16.  EXHIBITS

      The Exhibits shown in the attached Exhibit Index are either filed herewith or incorporated herein by reference to such Exhibits filed with other documents, as indicated in that Exhibit Index.

ITEM 17.  UNDERTAKINGS.

(a)   RULE 415 OFFERING

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any securities being registered which remain unsold at the termination of the offering.

(b)   INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

      The undersigned hereby undertakes that, for purposes of determining liabilities under the Securities Act of 1933, each filing of the registrants annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide public offering thereof.

(h)   REQUEST FOR ACCELERATION OF EFFECTIVE DATE

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions summarized in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Virginia, on December 13, 2000.

                                               EUROTECH, LTD.



                                               By: /s/ Don V. Hahnfeldt
                                                  ------------------------------
                                                  Don V. Hahnfeldt
                                                  President and CEO

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated:

         Person                               Capacity                                     Date


/s/ Chad A. Verdi*                 Chairman of the Board of Directors               December 13, 2000
 ----------------------------
    Chad A. Verdi


/s/ Don V. Hahnfeldt               Director, President, Chief Executive Officer     December 13, 2000
 -------------------
    Don V. Hahnfeldt


/s/ Randolph A. Graves, Jr.*       Director                                         December 13, 2000
-----------------------------
    Randolph A. Graves, Jr.


/s/ Leonid Khotin*                 Director                                         December 13, 2000
-----------------------------
    Leonid Khotin


/s/ Simon Nemzov*                  Director                                         December 13, 2000
-----------------------------
    Simon Nemzow


/s/ Jon W. Dowie                   Treasurer, Chief Financial and Accounting        December 13, 2000
-----------------------------      Officer
    Jon W. Dowie



*By Don V. Hahnfeldt, pursuant to power of attorney filed with the Registration Statement



                                                /s/ Don V. Hahnfeldt
                                               --------------------------------
                                                    Don V. Hahnfeldt
                                                    Attorney-in-fact